Exhibit 99.1

FOR IMMEDIATE RELEASE:	March 31, 2021

MMA Capital Holdings Announces 2020 Full Year Results

BALTIMORE, March 31, 2021 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (“MMA Capital” or the “Company”) today reported financial results for the quarter and year ended December 31, 2020, including common shareholders’ equity (“Book Value”) of $289.9 million, or $49.81 per share.  The Company filed its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), with the Securities and Exchange Commission (“SEC”) today and will host an investor call at 8:30 a.m. ET, Friday, April 2, 2021.

Key results from the quarter and full year ended December 31, 2020, include:

●Book Value increased $12.3 million in the quarter and $8.8 million for the year to $289.9 million

●Book Value per share was $49.81, an increase of $2.07, or 4.3%, in the quarter and $1.38, or 2.9%, for the year

●Adjusted Book Value* increased $9.3 million in the quarter and $7.4 million for the year to $230.8 million

●Adjusted Book Value* per share was $39.66, an increase of $1.58, or 4.2%, in the quarter and $1.17, or 3.0%, for the year

●Net income from continuing operations before income taxes of $8.9 million, or $1.53 per share, for the quarter and $7.1 million, or $1.23 per share, for the year

●Comprehensive income of $8.4 million was recognized for the year, substantially all of which was from net income

Gary Mentesana, MMA Capital’s Chief Executive Officer stated, “We ended the year with strong fourth quarter performance from our renewable energy investments.  On a trailing-twelve-month basis, the Company realized an unlevered net return on its renewable energy investments of 11.5% through December 31, 2020, up slightly from September 30, 2020, and December 31, 2019.  Given the ongoing impact of COVID-19 to the broader economy and the specific impact it had on certain of our real estate investments during the year and the fourth quarter, we are pleased with the performance of the renewable energy investment investments during 2020.

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* The Company defines Adjusted Book Value as Book Value excluding the carrying value of the Company’s deferred tax assets (“DTAs”).  Adjusted Book Value is a financial measure not calculated in accordance with generally accepted accounting principles (“non-GAAP”); reconciliations to their closest GAAP measures and the rationale for their use in analyzing our financial results can be found in this press release under the heading “Non-GAAP Financial Measures.”

“Unfortunately, as more thoroughly described in the filing, the historic winter storm that impacted the southern and midwestern states in February has negatively impacted four loans held through the Solar Ventures, representing 55.9% of the UPB of their portfolio at year end.  The four loans relate to three projects located in the Electric Reliability Council of Texas (“ERCOT”) service area. These include a sponsor equity loan that closed in December and is financing an operating project, two loans that are currently in default and are financing a project under construction, and a development loan that is financing a project that has recently secured a take-out commitment.  Given a significant first quarter operating loss at the operating project, which is expected to be funded by the Solar Ventures, as well as a loan-related concession made during the same period to reduce exposure associated with the project under development, a loss that could be substantial is expected to be recognized by the Solar Ventures in the first quarter.  However, with ERCOT market conditions continuing to be volatile and uncertain, it is difficult to predict the full extent of this loss.   In this regard, while, as further discussed in the filing, the Company’s risk of loss in the first quarter from known exposures to such activities could be as much as approximately $4.00 per share, the amount of net income recognized by the Solar Ventures during such reporting period has not yet been determined and additional events could occur that could cause such estimate to change by a material amount.  We are actively working to mitigate our risks and reduce our exposure to the ERCOT market while continuing to meet the capital needs in the performing loans in the portfolio.  In spite of the headwinds resulting from the winter storm, we believe the renewable energy portfolio has the ability to perform well for the balance of the year and look forward to keeping the momentum going that is apparent elsewhere in the portfolio.”

Conference Call Information

The conference call with investors will be webcast.  All interested parties are welcome to join the live webcast, which can be accessed through the Company’s web site at www.mmacapitalholdings.com (refer to the Shareholder Relations tab of our website for more information).  Participants may also join the conference call by dialing toll free 1-888-346-6987 or 1-412-902-4268 for international participants and 1-855-669-9657 for Canadian participants.

For purposes of the conference call, the Company will reference select tables from Item 7 (Management’s Discussion & Analysis) of the Annual Report on Form 10-K for the year ended December 31, 2020.

An archived replay of the event will be available one hour after the event through April 9, 2021, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10153786).

About MMAC

MMA Capital Holdings, Inc. focuses on investments that generate positive environmental and social impacts and deliver attractive risk-adjusted total returns to our shareholders, with an emphasis on debt associated with renewable energy projects and infrastructure. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Holdings, Inc. (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the expected partial release of the valuation allowance and other statements identified by words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or expressions and are made in connection with discussions of future events and operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this release. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on forward-looking statements in this release or that we may make from time to time. We expressly disclaim any obligation to revise or update any forward-looking statements in this release, whether as a result of new information, future events or otherwise.

www.mmacapitalholdings.com

Non-GAAP Financial Measures

In this press release, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. We present certain non-GAAP financial measures that supplement the financial measures we disclose that are calculated under GAAP. Non-GAAP financial measures are those that include or exclude certain items that are otherwise excluded or included, respectively, from the most directly comparable measures calculated in accordance with GAAP. The non-GAAP financial measures that we disclose are not intended as a substitute for GAAP financial measures and may not be defined or calculated the same way as similar non-GAAP financial measures used by other companies.  The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included in Table 1 below.

Adjusted Book Value represents Book Value reduced by the carrying value of the Company’s DTAs. We believe this measure is useful to investors in assessing the Company’s underlying fundamental performance and trends in our business because it eliminates potential volatility in results brought on by tax considerations in a given year. As a result, reporting upon, and measuring changes in, Adjusted Book Value enables a better comparison of period-to-period operating performance.

Adjusted Book Value per common share represents Adjusted Book Value at the period end divided by the common shares outstanding at the period end.

Management intends to continually evaluate the usefulness, relevance, limitations and calculations of our reported non-GAAP performance measures to determine how best to provide relevant information to the public.

Table 1 provides a reconciliations of GAAP financial measures to non-GAAP financial measures that are included in this press release.

Table 1:  Non-GAAP Reconciliations

	As of and for the period ended
	December 31	December 31
(in thousands, except per share data)	2020	2019
Reconciliation of Book Value to Adjusted Book Value
Book Value (total shareholders' equity), as reported	$289,884	$281,125
Less: DTAs, net	59,083	57,711
Adjusted Book Value	$230,801	$223,414

Common shares outstanding	5,820	5,805

Reconciliation of Book Value per share to Adjusted Book Value per share
Book Value (total shareholders' equity) per common share, as reported	$49.81	$48.43
Less: DTAs, net per common share	10.15	9.94
Adjusted Book Value per common share	$39.66	$38.49